August 30, 2005

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HomeBanc Mortgage Corporation

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HMB Capital Trust II

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HMB Capital Trust III

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:	Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) by HomeBanc Corp., a Georgia corporation (the “Company”), HomeBanc Mortgage Corporation, a Georgia corporation and wholly owned subsidiary of the Company (“HBMC”), HMB Capital Trust II, a Delaware statutory business trust (“HMB Trust II”) and HMB Capital Trust III, a Delaware statutory business trust (“HMB Trust III” and, together with HMB Trust II, the “HMB Trusts”), relating to the offering from time to time, together or separately and in one or more series, of the following securities:

HomeBanc Corp.

HomeBanc Mortgage Corporation

HMB Capital Trust II

HMB Capital Trust III

August 30, 2005

(A)	of the Company:

(i)	common stock;
(ii)	preferred stock;
(iii)	depositary shares;
(iv)	warrants;
(v)	stock purchase contracts;
(vi)	senior debt securities;
(vii)	subordinated debt securities;
(viii)	guarantees of senior and subordinated debt securities; and
(ix)	guarantees of the preferred capital securities of the HMB Trusts (collectively the “Company Securities”);

(B)	of HBMC:

(i)	senior debt securities;
(ii)	subordinated debt securities;
(iii)	guarantees of senior and subordinated debt securities; and
(iv)	guarantees of the preferred capital securities of the HMB Trusts (the “HBMC Securities”, and collectively with the Company Securities, the “Securities”);

(C)	of HMB Trust II: preferred capital securities, as guaranteed by the Company or HBMC; and

(D)	of HMB Trust III: preferred capital securities, as guaranteed by the Company or HBMC.

The Securities, together with the preferred securities of HMB Trust II and HMB Trust III, will have an aggregate offering price of up to $500,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

The senior debt securities of the Company and HBMC are each to be issued pursuant to an indenture to be entered into by and between U.S. Bank National Association, as trustee (the “Trustee”) and the Company and HBMC, respectively. The subordinated debt securities of the Company and HBMC are each to be issued under a separate indenture for subordinated debt, to be entered into by and between the Trustee and the Company and HBMC, respectively. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

HomeBanc Corp.

HomeBanc Mortgage Corporation

HMB Capital Trust II

HMB Capital Trust III

August 30, 2005

The preferred capital securities of HMB Trust II and HMB Trust III, or both, are to be issued from time to time pursuant to an amended and restated declaration of trust, to be entered into by and among the Company, the Trustee, Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and administrative trustees to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The preferred capital securities of either of the HMB Trusts will only be offered in connection with the purchase by the HMB Trusts of junior subordinated debt securities issued by the Company or HBMC. The trust guarantees will be evidenced by a guarantee agreement (the “Guarantee Agreement”) entered into by and between the Company or HBMC and Wilmington Trust Company (the “Guarantee Trustee”) only if either of the HMB Trusts makes a future offering of preferred securities.

The depositary shares of the Company will be deposited under a deposit agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

Warrants of the Company will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the warrants and the warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

Stock purchase contracts of the Company will be issued independently or together as units with other Securities. The terms of the stock purchase contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

You have requested that we render an opinion with respect to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the accuracy of the discussion of US federal income tax considerations contained under the heading “Federal income tax consequences” in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the Company’s Articles of Incorporation and Bylaws, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, an officer of the Company has provided us with a certificate containing factual representations and covenants relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests

HomeBanc Corp.

HomeBanc Mortgage Corporation

HMB Capital Trust II

HMB Capital Trust III

August 30, 2005

(the “Officer’s Certificate”). With your permission, we are relying upon the correctness of the factual representations and covenants in the Officer’s Certificate. For purposes of our opinion, we have not made an independent investigation of the facts and have, consequently, assumed and relied on the representations that the information presented in the Officer’s Certificate, the Registration Statement, and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1. During its short taxable year ending December 31, 2004, the Company operated, and in future taxable years the Company will operate, in a manner that will make the representations and covenants contained in the Officer’s Certificate true for such years;

2. The Company will not make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT for any taxable year;

3. No action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based; and

4. The Company will file a timely election to be taxed as a REIT.

In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that;

(i) Commencing with its short taxable year ending December 31, 2004, the Company has been organized in conformity with the requirements for qualification of the Company as a REIT under sections 856 through 860 of the Code, and its current and proposed method of operation of the Company will enable the Company to meet the requirements for taxation as a REIT under the Code.

HomeBanc Corp.

HomeBanc Mortgage Corporation

HMB Capital Trust II

HMB Capital Trust III

August 30, 2005

(ii) The statements in the Registration Statements under the caption “Federal income tax consequences,” to the extent that they describe matters of law or legal conclusions, fairly summarize the matters described therein in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “Federal Income Tax Consequences” relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. We make no undertaking to review the Company’s compliance with these requirements on a continuing basis, and no assurances can be given that the Company will satisfy these requirements.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the US federal income tax matters specifically covered herein, and we have not opined on any other tax consequences to the Company or any other person, and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

No opinion other than that expressly contained herein may be inferred or implied. We have no obligation to update this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statements and to the reference to this firm under the caption “Legal

HomeBanc Corp.

HomeBanc Mortgage Corporation

HMB Capital Trust II

HMB Capital Trust III

August 30, 2005

Matters” in the Prospectus constituting a part of the Registration Statements. Furthermore, we hereby consent to the description and summarization of the tax consequences in the Registration Statements under the caption “Federal income tax consequences.” In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours ALSTON & BIRD, LLP

By:	/s/ James E. Croker, Jr.
James E. Croker, Jr., Partner

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